Exhibit 5.1

IGTA Merger Sub Limited Ritter House Wickhams Cay II PO Box 3170 Road Town Tortola, VG1110 British Virgin Islands	D +1 284 852 7309 E michael.killourhy@ogier.com Reference: 506541.1/MJK/OLN [Date]

Dear Sirs

IGTA Merger Sub Limited, incorporated in the British Virgin Islands with company number 2131971 (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form S-4 (the Registration Statement), including all amendments or supplements to such form filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), related to a Business Combination Agreement (as defined below) between the Company, AgileAlgo Holdings Ltd., a British Virgin Islands company (AgileAlgo), and certain shareholders of AgileAlgo (the Signing Sellers), and which agreement may also be thereafter executed by each of the other shareholders of AgileAlgo (such shareholders, together with the Signing Sellers, the Sellers) in one or more joinder agreements, (collectively, the Seller Joinders) (such agreement together with the Seller Joinders, as it may be amended from time to time, the Business Combination Agreement), which provides for a Business Combination between Inception Growth Acquisition Limited (Inception Growth) and AgileAlgo. Pursuant to the Business Combination Agreement, the Business Combination will be effected in two steps: (a) subject to the approval and adoption of the Business Combination Agreement by the stockholders of Inception Growth, Inception Growth will merge with and into the Company, with the Company remaining as the surviving publicly traded entity (the Redomestication Merger); and (b) substantially concurrently with the Redomestication Merger, the shareholders of AgileAlgo will exchange all of their ordinary shares of AgileAlgo (the Purchased Shares) for an aggregate of fourteen million (14,000,000) ordinary shares of the Company (the Company Ordinary Shares), valued at $10.00 each, for a total of One Hundred Forty Million Dollars ($140,000,000), plus an additional two million (2,000,000) Company Ordinary Shares, for a total of Twenty Million Dollars ($20,000,000) as additional contingent consideration (such exchange, the Share Exchange, collectively with the Redomestication Merger, the Business Combination).

This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	the Business Combination Agreement;

(b)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 18 January 2024;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 18 January 2024,

(each of the searches in (b)(i) and (ii) together and including as both updated on [--] 2024, the Public Records);

(c)	a registered agent’s certificate issued by the Company’s registered agent dated [--] 2024 (the Registered Agent’s Certificate);

(d)	a copy of the revised register of members of the Company updated as at [--] 2024 (the RoM);

(e)	written resolutions of the directors of the Company dated [--] 2024 approving, inter alia and respectively, certain transactions in relation to the Business Combination referred to above (such director resolutions, the Resolutions).

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the Registered Agent’s Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

(b)	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

(c)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(d)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(e)	the Resolutions remain in full force and effect;

(f)	the accuracy and completeness of the Registered Agent’s Certificate as at the date thereof and hereof (but in the latter case with the exception to the refences to the types and number of shares presently in issue);

(g)	the accuracy and completeness of the RoM as at the date hereof; and

(h)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinions

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:-

Corporate status

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004, and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and subject to suit in its own name and has the capacity to sue in its own name.

Corporate power

(b)	The Company has all requisite capacity and power to execute and deliver the Registration Statement and the Business Combination Agreement and to perform its obligations, and exercise its rights, thereunder.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise the execution and delivery of Registration Statement and the Business Combination Agreement and the performance of its obligations and the exercise of its rights, thereunder.

Shares duly authorised, validly issued and non-assessable

(d)	The Company Ordinary Shares to be offered, exchanged and issued pursuant to the Business Combination have been duly authorized for issue by the Company and, when issued by the Company in accordance with the terms thereof, will be have been validly issued by the Company as fully paid and non-assessable.

No Taxation

(e)	No taxes, stamp duties, other duties, fees or charges are payable (by assessment, withholding, deduction or otherwise) to the government of the British Virgin Islands in respect of the Business Combination, the issue, exchange, registration or transfer of any the Company Ordinary Shares which are the subject thereof.

(f)	There is no withholding tax, capital gains tax, capital transfer tax, estate duty, inheritance tax, succession tax or gift tax in the British Virgin Islands in connection with the Business Combination or any transaction relating thereto and any dividends, interest, rents, royalties, compensations and other amounts paid by the Company in connection with the Business Combination or otherwise in connection therewith are exempt from any taxation in the British Virgin Islands imposed under the British Virgin Islands Income Tax Ordinance (Cap 206). In particular, subject to the assumption that neither the Company nor any subsidiary thereof has any interest in land in the British Virgin Islands, Section 242 of the BVI Business Companies Act, 2004 (as amended) provides the Company with a statutory exemption from all forms of taxation in the British Virgin Islands.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the legal matters and taxation sections of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier

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